EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Customer, Postpaid Service Revenue and Cash Flow Growth in 2022, Setting Up Strong 2023 Outlook

The Un-carrier’s Differentiated Growth Strategy Drives Industry-Best Growth of
6.4 Million Postpaid Customers and Establishes T-Mobile as America’s Fastest Growing Broadband Provider

Industry-Leading and Record High Postpaid and Broadband Customer Growth in 2022
•Postpaid net account additions of 314 thousand in Q4 2022 — 1.4 million in 2022, record high(1)
•Postpaid net customer additions of 1.8 million in Q4 2022 — 6.4 million in 2022, exceeded guidance
•Postpaid phone net customer additions of 927 thousand in Q4 2022 — 3.1 million in 2022, only operator to grow year-over-year(1)
•Postpaid phone churn of 0.92% in Q4 2022 — 0.88% in 2022, record low, only operator to improve
•High Speed Internet net customer additions of 524 thousand in Q4 2022 — 2.0 million in 2022, industry-best
Differentiated Growth Model Unlocks Strong Financial Results and Accelerates Shareholder Returns in 2022
•Service revenues of $15.5 billion in Q4 2022 — $61.3 billion in 2022, record high
•Postpaid service revenues of $11.7 billion in Q4 2022 — $45.9 billion in 2022, industry-leading growth of 8%
•Net income of $1.5 billion in Q4 2022 — $2.6 billion in 2022, which included merger-related costs, decreased 14%
•Core Adjusted EBITDA(2) of $6.6 billion in Q4 2022 — $26.4 billion in 2022, industry-leading growth of 12% and at high end of guidance
•Net cash provided by operating activities of $4.3 billion in Q4 2022 — $16.8 billion in 2022, industry-leading growth of 21%, exceeded guidance
•Free Cash Flow(2) of $2.2 billion in Q4 2022 — $7.7 billion in 2022, industry-leading growth of 36%, exceeded guidance
•Repurchased 21.4 million shares of common stock in 2022 for $3.0 billion
Independent Third Party Experts Crown T-Mobile the New Overall Network Leader While Extending 5G Lead
•T-Mobile’s overall network performance swept the competition for the first time according to Ookla
Doing Good — The Un-carrier Way — Ranked Top 20 on America’s Most JUST Companies in 2023
•Committed to net-zero target by 2040, first in US wireless industry, and signed The Climate Pledge
•Project 10Million connected more than 5.3 million students, more than halfway toward achieving its goal
Strong 2023 Outlook Driven by Continued Profitable Customer Growth and Merger Synergies
•Core Adjusted EBITDA(2) is expected to grow 10% at mid-point
•Net cash provided by operating activities is expected to grow 8% at mid-point and Free Cash Flow(2) is expected to grow approximately 75% at mid-point

Bellevue, WA — February 1, 2023 — T-Mobile US, Inc. (NASDAQ: TMUS) reported fourth quarter and full-year 2022 results today, delivering industry-leading postpaid service revenue and cash flow growth in 2022, enabling the Un-carrier to begin shareholder returns earlier than planned. T-Mobile further extended its fame for value while translating its 5G lead into overall network leadership for the first time, resulting in the company’s lowest ever annual postpaid phone churn along with industry-best and record high postpaid account, postpaid customer and broadband customer growth in 2022.

"With record postpaid account and customer net adds that translated into industry-leading postpaid service revenue and cash flow growth, T-Mobile absolutely smashed 2022 by once again focusing on putting customers first,” said Mike Sievert, CEO of T-Mobile. “In true Un-carrier fashion, we have no plans to slow down in 2023. Now that we are being recognized as not only the 5G leader but the clear overall network leader in the U.S., our differentiated and sustainable growth strategy is opening up even bigger pathways for our future!"
___________________________________________________________
(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net additions.
(2)Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

Industry-Leading and Record High Postpaid Account, Postpaid Customer and Broadband Growth in 2022(1)
•Postpaid net account additions were 314 thousand in Q4 2022 and reached a record 1.4 million for 2022.
•Postpaid net customer additions were 1.8 million in Q4 2022 and reached a record 6.4 million for 2022, above the high end of the company’s most recently increased annual guidance range of 6.2 to 6.4 million.
•Postpaid phone net customer additions were 927 thousand in Q4 2022 and 3.1 million for 2022. Postpaid phone churn in Q4 2022 of 0.92% improved 18 basis points year-over-year, and 2022 churn of 0.88% improved 10 basis points year-over-year.
•Prepaid net customer additions were 25 thousand in Q4 2022 and 338 thousand for 2022. Prepaid churn was 2.93% in Q4 2022, and 2022 churn of 2.77% was the lowest in company history.
•High Speed Internet net customer additions were 524 thousand in Q4 2022 and 2.0 million for 2022. T-Mobile ended the year with 2.6 million High Speed Internet customers.
•Total net customer additions were 1.8 million in Q4 2022 and reached a record 6.8 million for 2022. The total customer count increased to a record high of 113.6 million.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2022	Q3 2022	Q4 2021	2022	2021
Postpaid net account additions	314	394	315	1,436	1,188
Total net customer additions	1,843	1,732	1,799	6,757	5,837
Postpaid net customer additions	1,818	1,627	1,750	6,419	5,495
Postpaid phone net customer additions	927	854	844	3,093	2,917
Postpaid other net customer additions (2)	891	773	906	3,326	2,578
Prepaid net customer additions (2)	25	105	49	338	342
Total customers, end of period (2)(3)(4)	113,598	111,755	108,719	113,598	108,719
Postpaid phone churn	0.92%	0.88%	1.10%	0.88%	0.98%
Prepaid churn	2.93%	2.88%	3.01%	2.77%	2.83%
High Speed Internet net customer additions	524	578	224	2,000	546
Total High Speed Internet customers, end of period	2,646	2,122	646	2,646	646
(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net additions.
(2)Includes High-Speed Internet customers.
(3)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.
(4)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of the Wireless Assets from Shenandoah Personal Communications Company LLC (“Shentel”).

Strong Financial Results
•Total service revenues increased 4% year-over-year to $15.5 billion in Q4 2022 and 5% year-over-year to $61.3 billion in 2022, which included Postpaid service revenue growth of 7% year-over-year in Q4 2022 and 8% growth year-over-year in 2022.
•Net income increased 250% year-over-year to $1.5 billion in Q4 2022 and decreased 14% year-over-year to $2.6 billion in 2022, which included, net of tax, merger-related costs of $3.7 billion and loss associated with the anticipated sale of the wireline business of $815 million. Diluted EPS increased year-over-year to $1.18 per share in Q4 2022 and decreased year-over-year to $2.06 per share in 2022.
•Core Adjusted EBITDA increased 16% year-over-year to $6.6 billion in Q4 2022 and increased 12% year-over-year to $26.4 billion in 2022, primarily due to Service revenue growth and increased synergy realization.
•Net cash provided by operating activities increased 45% year-over-year to $4.3 billion in Q4 2022 and increased 21% year-over-year to $16.8 billion in 2022, which included cash payments for merger-related costs of $622 million in Q4 2022 and $3.4 billion in 2022.
•Cash purchases of property and equipment, including capitalized interest, increased 16% year-over-year to $3.4 billion in Q4 2022 and increased 13% year-over-year to $14.0 billion in 2022 driven by the accelerated build-out of the nationwide 5G network.
•Free Cash Flow increased 96% year-over-year to $2.2 billion in Q4 2022 and increased 36% year-over-year to $7.7 billion in 2022, which included cash payments for merger-related costs of $622 million in Q4 2022 and $3.4 billion in 2022.
•Common stock repurchases of 16.5 million shares for $2.3 billion in Q4 2022 and 21.4 million shares for $3.0 billion in 2022, with remaining authorization of up to $11.0 billion through the end of September 2023.

	Quarter			Year Ended December 31,		Q4 2022 vs. Q3 2022	Q4 2022 vs. Q4 2021	YTD 2022 vs. YTD 2021
(in millions, except EPS)	Q4 2022	Q3 2022	Q4 2021	2022	2021
Total service revenues	$15,518	$15,361	$14,963	$61,323	$58,369	1.0%	3.7%	5.1%
Postpaid service revenues	11,725	11,548	10,963	45,919	42,562	1.5%	7.0%	7.9%
Total revenues	20,273	19,477	20,785	79,571	80,118	4.1%	(2.5)%	(0.7)%
Net income	1,477	508	422	2,590	3,024	190.7%	250.0%	(14.4)%
Diluted EPS	1.18	0.40	0.34	2.06	2.41	195.0%	247.1%	(14.5)%
Adjusted EBITDA	6,828	7,039	6,302	27,821	26,924	(3.0)%	8.3%	3.3%
Core Adjusted EBITDA	6,582	6,728	5,679	26,391	23,576	(2.2)%	15.9%	11.9%
Net cash provided by operating activities	4,336	4,391	3,000	16,781	13,917	(1.3)%	44.5%	20.6%
Cash purchases of property and equipment, including capitalized interest	3,383	3,634	2,929	13,970	12,326	(6.9)%	15.5%	13.3%
Free Cash Flow	2,184	2,065	1,112	7,656	5,646	5.8%	96.4%	35.6%

Independent Third Party Experts Crown T-Mobile the New Overall Network Leader While Extending 5G Lead
T-Mobile is the leader in 5G with the country’s largest, fastest, most reliable and most awarded 5G network. The company’s 5G network covers 325 million people (98% of Americans), and its super-fast Ultra Capacity 5G covers 265 million people nationwide. Approximately 60% of T-Mobile’s postpaid customers have a 5G phone and approximately two-thirds of all traffic is on 5G.

Furthermore, the Un-carrier’s 5G network leadership is translating into overall network leadership as noted by multiple third parties. For the first time, T-Mobile takes the crown as the overall network leader in America:
•Ookla: In its Q4 Speedtest Global Index Market Analysis of mobile providers, T-Mobile’s overall network performance swept the competition and placed first in all categories while its 5G network repeated major wins:
◦Overall Network Performance: Fastest mobile operator in the US, lowest multi-server latency, most consistent network, best place to stream video
◦5G Network Performance: Best 5G network performance and most consistent 5G experience
•Opensignal: T-Mobile secured major wins on overall network, winning seven of eight awards across experience (including video, games, voice and speeds) and consistency.
•umlaut: In its latest 5G Network Performance Audit Report, T-Mobile was once again named as the most reliable 5G network in the country with the best coverage, stability and speeds.

Accelerated Integration Progress Positions T-Mobile to Approach Full Run-Rate Merger Synergies in 2023
T-Mobile achieved a huge milestone by substantially completing the network decommissioning in Q3 2022, less than 2.5 years post-merger closing, and more than a year ahead of the original merger plan. The company expects to substantially complete its integration by the end of 2023.

T-Mobile realized approximately $6.0 billion in Merger synergies in 2022, with $2.5 billion of selling, general and administrative (SG&A) expense reductions and $2.2 billion of cost of services expense reductions, which increased cash flows while funding growth initiatives and network build, and $1.3 billion in avoided network build costs.

The company incurred Merger-related costs of $592 million in Q4 2022 and $5.0 billion in 2022. Net of taxes, Merger-related costs were $444 million, or $0.36 per share, in Q4 2022 and $3.7 billion, or $2.97 per share, in 2022. Cash payments for merger-related costs were $622 million in Q4 2022 and $3.4 billion in 2022.

Doing Good — The Un-carrier Way — Industry Leader in Building a More Connected and Sustainable Future
T-Mobile continues to stay true to its commitment to use its network, scale and resources for good, building a more connected, equitable and sustainable future:
•The Un-carrier recently announced its most ambitious sustainability goal yet — to achieve net-zero emissions across the company’s entire carbon footprint by 2040, making T-Mobile the first U.S. wireless carrier to set a net-zero target that has been validated by the Science Based Targets initiative.
◦T-Mobile has also signed The Climate Pledge, joining other leading companies who vow to reach net-zero carbon emissions by 2040
•Since launching Project 10Million in 2020, T-Mobile has focused on bringing critical connectivity to underserved students nationwide. Through the end of 2022, T-Mobile has provided $4.8 billion in services to connect more than 5.3 million students across the US.
•T-Mobile received multiple recognitions in the fourth quarter:
◦JUST Capital ranked T-Mobile #20 on its 2023 Rankings of America’s Most JUST Companies, including #1 in the telecommunications industry for environment, in recognition of its ongoing progress and commitment to driving responsible business practices and positive environmental and social impact
◦Received 2022 Military Spouse Employment and Mentoring award from Hiring Our Heroes
◦Featured in Seramount’s 2022 Inclusion Index for progress on creating inclusive workplaces

Strong 2023 Outlook Driven by Continued Profitable Customer Growth and Merger Synergies
•Postpaid net customer additions are expected to be between 5.0 million and 5.5 million, expected to lead the industry for the 9th consecutive year.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $28.7 billion and $29.2 billion, up 10% year-over-year at the mid-point.
•Merger synergies are expected to be between $7.2 billion and $7.5 billion, including $2.5 billion to $2.7 billion of SG&A expense reductions, $3.1 billion to $3.2 billion of cost of service expense reductions and approximately $1.6 billion in avoided network build costs.
•Merger-related costs are expected to be approximately $1.0 billion before taxes. These costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $17.8 billion and $18.3 billion, up 8% year-over-year at the mid-point.
•Cash purchases of property and equipment, including capitalized interest, are expected to be between $9.4 billion and $9.7 billion.
•Free Cash Flow, including payments for Merger-related costs, is expected to be between $13.1 billion and $13.6 billion, up approximately 75% year-over-year at the mid-point. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net customer additions)	FY 2023 Guidance
Postpaid net customer additions (thousands)	5,000	5,500
Net income (1)	N/A	N/A
Core Adjusted EBITDA (2)	$28,700	$29,200
Merger synergies	$7,200	$7,500
Merger-related costs (3)	~$1,000
Net cash provided by operating activities	$17,800	$18,300
Capital expenditures (4)	$9,400	$9,700
Free Cash Flow (5)	$13,100	$13,600
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs. Guidance ranges assume lease revenues of approximately $300 million for 2023.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

Financial Results
For more details on T-Mobile’s Q4 2022 and full-year 2022 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at https://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Wednesday, February 1, 2023, at 8:00 a.m. (ET)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 877-390-2342
•International: +1 309-216-6532

Access via Webcast
The earnings call will be broadcasted live and can be replayed via the Investor Relations website at https://investor.t-mobile.com.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR), the @MikeSievert Twitter account (https://twitter.com/MikeSievert), which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO Twitter Account (https://twitter.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, or other “Environmental, Social, and Governance (ESG)” targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this document may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information.

This document contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document in relation to those statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communication services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the difficulties in maintaining multiple billing systems following the Merger (as defined below) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruption, impacts of current geopolitical instability caused by the war in Ukraine; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our inability to fully realize the synergy benefits from the merger (the "Merger") with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the "Business Combination Agreement" and the other transactions contemplated by the Business Combination Agreement (collectively, the "Transactions") in the expected time frame; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our 2022 Stock Repurchase Program may not be fully consummated, our share repurchase program may not enhance long-term stockholder value and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net income (loss)	$933	$978	$691	$422	$713	$(108)	$508	$1,477	$3,024	$2,590
Adjustments:
Interest expense, net	835	850	836	821	864	851	827	822	3,342	3,364
Other expense (income), net	125	1	60	13	11	21	3	(2)	199	33
Income tax expense (benefit)	246	277	(3)	(193)	218	(55)	(57)	450	327	556
Operating income	2,139	2,106	1,584	1,063	1,806	709	1,281	2,747	6,892	6,543
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585	3,491	3,313	3,262	16,383	13,651
Stock-based compensation (1)	130	129	127	135	136	149	145	146	521	576
Merger-related costs	298	611	955	1,243	1,413	1,668	1,296	592	3,107	4,969
Impairment expense	—	—	—	—	—	477	—	—	—	477
Legal-related expenses (recoveries), net (2)	—	—	—	—	—	400	(19)	10	—	391
Loss on disposal group held for sale	—	—	—	—	—	—	1,071	16	—	1,087
Other, net (3)	49	(17)	—	(11)	10	110	(48)	55	21	127
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950	7,004	7,039	6,828	26,924	27,821
Lease revenues	(1,041)	(914)	(770)	(623)	(487)	(386)	(311)	(246)	(3,348)	(1,430)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463	$6,618	$6,728	$6,582	$23,576	$26,391
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack, net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”), and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.
Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, losses on disposal groups held for sale and certain legal-related recoveries and expenses, as well as other special income and expenses which are not reflective of T-Mobile’s core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow is calculated as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845	$4,209	$4,391	$4,336	$13,917	$16,781
Cash purchases of property and equipment, including capitalized interest	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)	(3,572)	(3,634)	(3,383)	(12,326)	(13,970)
Proceeds from sales of tower sites	—	31	—	9	—	—	—	9	40	9
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185	1,121	1,308	1,222	4,131	4,836
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—	—	—	—	(116)	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649	$1,758	$2,065	$2,184	$5,646	$7,656
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt, repurchase shares and provide further investment in the business.

The guidance range for Free Cash Flow is calculated as follows:

	FY 2023
(in millions)	Guidance Range
Net cash provided by operating activities	$17,800	$18,300
Cash purchases of property and equipment, including capitalized interest	(9,400)	(9,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Free Cash Flow	$13,100	$13,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

	Quarter								Year Ended December 31,
(in dollars)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53	$137.92	$137.49	$137.78	$134.03	$137.43
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41	48.96	48.89	48.86	47.75	48.78
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19	38.71	38.86	38.29	38.79	38.76
Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.